UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

 U.S. Natural Nutrients and Minerals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	26-2797630
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230 Las Vegas, Nevada	89148
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value	OTC Bulletin Board

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-154912   ( if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

    Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter), as applicable.

   Instruction. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act (§230.424(b) of this chapter), this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securites

Item 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The descrition of the common stock of U.S. Natural Nutrients and Minerals, Inc. (formerly America’s Driving Ranges, Inc.) (the Registrant) set forth uner the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1
(File No. 333-154912) as originally filed with the Securities and Exchange Commission and October 28, 2008, as amended, (the “Registration Statement”), and in the prospectus included in the Registration Statement, is incorporated herein by reference in response to this item.

Item 2.  EXHIBITS

No.	Description	Location

3.1	Articles of Incorporation	Incorporated by reference as Exhibit 3.1 to The Registrant’s Registration Statement on Form S-1 on October 28, 2008.

3.2	By-Laws	Incorporated by reference as Exhibit 3.2 to The Registrant’s Registration Statement on Form S-1 on October 28, 2008.

4.6	Specimen Common Stock Certificate	Incorporated by reference as Exhibit 4.6 to The Registrant’s Registration Statement on Form S-1 on October 28, 2008.

3.1	Amendment to Articles of Incorporation (changing name of corporation)	Incorporated by reference as Exhibit 3.1 to Form 8K filed with the SEC on October 29, 2009.

	Form 10 K	Filed with the SEC February 15, 2009 and February 15, 2010

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 5, 2011	U.S. Natural Nutrients and Minerals, Inc.

	By:	/s/ Dennis Cullison
Dennis Cullison, President